                                                                    Exhibit 11.1

                                                                                                Weighted Average Shares
                                                                                                  for the three months
                                                                                                          ended
                                                                                Shares issued        March 31, 2000
                                                                                -------------        --------------
Shares outstanding at beginning of period                                            1,759,416                  1,759,416

January  1, 2000       Issuance of shares for executive compensation                     3,077                      3,043




January  28, 2000      Release of holdback shares                                        5,175                      3,582

March 5, 1999          Release of holdback shares                                        1,164                        307

March  7, 1998         Release of holdback shares                                        8,194                      2,341

March  22, 1999        Release of holdback shares                                        2,797                        277
                                                                             -----------------            ---------------

Weighted average shares outstanding for basic earnings per share                     1,779,823                  1,768,966

Options outstanding at March 31, 2000: 214,245 shares; Total
  Exercise proceeds: $15,846,916 : Average price of option $73.97                            -                          -

                       Warrants outstanding at March 31, 2000: 11,795
                       shares; Exercise price: $122.78                                       -                          -

Earnout shares of 25,714 held at March 31, 1999; Stock price $17.50                          -                          -

5,301 Shares held in escrow related to acquisitions                                          -                          -
                                                                             -----------------            ---------------
                                                                                     1,779,823                  1,768,966


(i) All share amounts have been adjusted to give effect to the May 4, 2000 one for ten reverse stock split.